                                                                    EXHIBIT 99.1




                                                  [J.P. Morgan Chase & Co. LOGO]

J.P. Morgan Chase & Co.
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com



News release: IMMEDIATE RELEASE                                   April 18, 2001




                JPMORGAN CHASE REPORTS FIRST QUARTER 2001 RESULTS

NEW YORK, APRIL 18, 2001 - J.P. Morgan Chase & Co. (NYSE: JPM) today announced first quarter 2001 operating earnings per share of $0.70, compared with $0.37 in the fourth quarter of 2000 and $1.01 in the first quarter of 2000. Operating income was $1,436 million, compared with $763 million in the fourth quarter of 2000 and $1,988 million one year ago. Reported net income, which includes special items, was $1,199 million, or $0.58 per share, in the first quarter of 2001. This compares with $708 million, or $0.34 per share, and $1,988 million, or $1.01 per share, in the fourth and first quarters of 2000, respectively.

Amortization of intangibles was $0.08 per share in the first quarter of 2001 and $0.05 per share one year ago. The annualized cash operating return on common equity was 15.6% for the first quarter. See the Financial Highlights exhibit for consolidated results on a cash basis.

Results for all periods give effect to the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated on December 31, 2000.


HIGHLIGHTS FOR THE FIRST QUARTER 2001

- The Investment Bank, Treasury & Securities Services, and Retail & Middle Market Financial Services posted solid results in a weak environment while JPMorgan Partners and Investment Management & Private Banking were adversely affected by the market decline.

- Total operating expenses declined by 3% from the fourth quarter and by 5% from the first quarter of 2000 including Flemings on a pro-forma basis.

- The Investment Bank continued to gain market share in global M&A advisory and high grade bond and syndicated loan underwriting.

"Our merger is progressing well, as evidenced by our share gains in the competitive marketplace," said William B. Harrison, Jr., President and Chief Executive Officer. "Our performance in the challenging first quarter environment reinforces our belief that having a broad range of leadership product capabilities matched with a large client base is the right vision. Combining these attributes with disciplined expense and risk management should lead to superior performance over time."




Investor Contact: John Borden                      Media Contact: Jon Diat
                  (212) 270-7318                                  (212) 270-5089

BUSINESS SEGMENT RESULTS

THE INVESTMENT BANK'S operating revenues were $4.47 billion in the first quarter of 2001, a 21% increase from the fourth quarter of 2000. First quarter 2001 operating revenues declined by 7% from the first quarter of 2000 pro-forma for Flemings.

Investment banking fees totaled $939 million, which represented declines of 10% and 24% from the fourth quarter and the pro-forma first quarter of 2000, respectively. Weak market conditions in equity capital markets and M&A resulted in lower equity underwriting and advisory fees. These declines were partially offset by higher bond underwriting and loan syndication fees. JPMorgan ranked #3 in global announced M&A transactions, up from #6 in full year 2000, and expanded its #1 ranking in U.S. syndicated lending(1). In addition, the firm finished the quarter ranked #2 in U.S. investment grade bond underwriting(2).

Trading revenues (including related net interest income) of $2.09 billion in the first quarter increased by 64% from the fourth quarter and declined by 3% from the strong trading results in the pro-forma first quarter of 2000. Growth from the fourth quarter reflected increases across virtually all of the firm's trading activities. Compared to pro-forma first quarter 2000, higher trading revenues in the firm's interest rate derivatives and government securities businesses partially offset lower results in emerging markets and foreign exchange.

Fees and commissions of $457 million in the first quarter of 2001 were marginally higher than the fourth quarter and were 13% below pro-forma first quarter 2000. The decline from the pro-forma first quarter of 2000 reflected lower equity brokerage commissions. Securities gains of $166 million reflected the successful execution of the firm's asset/liability management process in a declining rate environment.

Cash operating expenses declined by 6% from the fourth quarter of 2000 and by 4% from pro-forma results for the first quarter of 2000. The comparison to each period benefited from reduced levels of incentive compensation, while the comparison to the fourth quarter also reflected lower levels of non-compensation costs.

The Investment Bank's cash operating earnings were $1.06 billion in the first quarter of 2001, compared to $498 million in the fourth quarter and $1.23 billion in the first quarter of 2000 pro-forma for Flemings. Improvement from the fourth quarter reflected operating revenue growth of 21% and the 6% expense decline. For the first quarter of 2001, the Investment Bank's cash overhead ratio was 60% and cash ROE was 22%.




--------

(1) Thomson Financial Securities Data

(2) Ibid.

INVESTMENT MANAGEMENT & PRIVATE BANKING had operating revenues of $807 million, 11% below the fourth quarter and down 23% from the pro-forma first quarter of 2000. This decline reflected both the record performance of Flemings and H&Q brokerage in the first quarter of 2000 and the pressures in the current market environment on commissions, mutual fund loads, and management fees.

Cash operating expenses of $682 million declined by 5% from the fourth quarter and by 6% from the pro-forma level in the first quarter of 2000. Cash operating earnings were $102 million, down from $128 million in the fourth quarter and the pro-forma level of $207 million in the first quarter of 2000.

Investment Management & Private Banking achieved net positive cash flows in the first quarter. Market conditions, however, led to a decline in assets under management from $638 billion at December 31, 2000 to $608 billion at the end of the first quarter. This excludes assets managed in other lines of business and assets attributable to the firm's 45% stake in American Century.

TREASURY & SECURITIES SERVICES operating revenues rose to $907 million in the first quarter, a 5% increase from last year. Operating revenues were essentially flat with the fourth quarter as lower asset-based fees and declining short-term interest rates adversely affected results. Offsetting these pressures were new business wins and higher volumes in the Institutional Trust and Treasury Services businesses.

Operating expenses increased 1% year-over-year and were flat on a sequential quarter basis. The combination of modest revenue growth and expense management led to cash operating earnings of $177 million, 13% higher than in the first quarter of 2000, and a cash ROE of 25%.

JPMORGAN PARTNERS had private equity gains of $132 million in the first quarter, compared to losses of $92 million in the fourth quarter and gains of $654 million in the first quarter of 2000. Included in the first quarter 2001 results were $412 million in realized cash gains from public and private positions compared with realized cash gains of $373 million in the fourth quarter and $392 million in the first quarter of 2000. The realized cash gains were partially offset by net unrealized losses in the first quarter of $280 million, representing both revaluation writedowns in the private portfolio and a net decline in the value of the public portfolio.

The quarter was characterized by a challenging market that provided limited exit opportunities. Successful investment realizations in the energy and power sector were significant contributors to JPMP's performance in this environment.

RETAIL & MIDDLE MARKET FINANCIAL SERVICES operating revenues were $2.57 billion, flat with the fourth quarter and an increase of 7% from the first quarter of 2000. Mortgage servicing fees in the first quarter of 2001 were reduced by approximately $335 million. This reduction was largely offset by the realization of $315 million in securities gains used to economically hedge servicing fees in response to the new requirements of SFAS 133.

Cash operating expenses declined by 4% from the fourth quarter and were flat from the first quarter of 2000. Cash operating earnings totaled $443 million in the first quarter, representing a 1% decline from the fourth quarter and an increase of 28% from the first quarter of 2000. Comparisons to each period benefited from favorable operating leverage, although increased credit costs in the 2001 first quarter resulted in the 1% decline in cash earnings when compared with the fourth quarter. Cash ROE improved to 22% in the first quarter, compared to 21% in the fourth quarter and 16% one year ago.

Business highlights in the first quarter include record origination volumes in mortgage and auto, a 24% increase in credit card earnings compared to the first quarter of 2000 reflecting higher revenue from an increase in new accounts during the last three quarters, and deposit growth of 5% in both retail and middle market. However, investment revenues were adversely affected by reduced trading volumes at Brown & Co. and lower branch-based investment product sales. In addition, the negative impact of declining interest rates on the deposit business was only partially offset by lower funding costs in the credit businesses.

EXPENSES

Total operating noninterest expense was $5.60 billion, down 3% from the fourth quarter and down 5% on a pro-forma basis from the first quarter of 2000. Included in this quarter's expense is the amortization of $177 million of intangibles (compared to $186 million in the fourth quarter and $93 million in the first quarter of 2000).

Included in reported earnings are $328 million (pre-tax) of previously announced merger and restructuring costs.

CREDIT RISK

Nonperforming assets totaled $2.23 billion at March 31, 2001 compared to $1.92 billion and $1.84 billion at December 31, 2000 and March 31, 2000, respectively. The increase from December 31 primarily relates to three domestic commercial loans. The allowance for loan losses as of March 31, 2001 was $3.67 billion, substantially unchanged from December 31, 2000. The reported provision for loan losses in the first quarter was $447 million. Net charge-offs were $447 million.

COMMERCIAL net charge-offs in the first quarter of 2001 were $148 million, down from $159 million in the fourth quarter but up from $63 million in the first quarter of 2000. The increase from the first quarter of 2000 is primarily related to domestic commercial and industrial loans.

CONSUMER charge-offs on a managed basis (i.e., including securitizations) were $540 million, an increase from $495 million in the fourth quarter (excluding a non-recurring charge in the fourth quarter of $93 million to conform to a regulatory policy that established uniform guidelines for consumer loan charge-offs). On a managed basis, the credit card net charge-off ratio was 5.05%, an increase from 4.87% (excluding the aforementioned charge) in the fourth quarter.

TOTAL ASSETS AND CAPITAL

Total assets as of March 31, 2001 were $714 billion, compared with $715 billion as of December 31, 2000 and $676 billion at March 31, 2000. JPMorgan Chase's Tier One capital ratio was 8.7% at March 31, 2001 and 8.5% at December 31, 2000.

OTHER FINANCIAL INFORMATION

ADVANTA ACQUISITION: Chase Manhattan Mortgage Corporation, a subsidiary of J.P. Morgan Chase & Co., completed the acquisition of the mortgage business of Advanta Corp. on February 28, 2001. The acquisition included Advanta's origination capability and loan servicing and subservicing portfolio.

MERGERS OF THE WHOLESALE BROKER DEALERS AND LEAD BANKS: The merger of Chase Securities Inc. and J.P. Morgan Securities, Inc., will occur on May 1, 2001; the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York is currently scheduled to occur in October 2001.

SPECIAL ITEMS: Special items in the first quarter of 2001 were $328 million (pre-tax) of merger and restructuring costs and the cumulative effect of a translation adjustment of negative $25 million (after-tax) related to the adoption of SFAS 133 for the accounting for derivative instruments and hedging activities. There were no special items in the first quarter of 2000.

J.P. Morgan Chase & Co. is a premier global financial services firm with assets of $714 billion and operations in more than 50 countries. The firm is a leader in investment banking, asset management, private equity, custody and transaction services, retail and middle market financial services, and e-finance. Headquartered in New York, JPMorgan Chase serves more than 30 million consumer customers and the world's most prominent corporate, institutional and government clients.

JPMorgan Chase will hold a presentation for the investment community on Wednesday, April 18, at 11:00 a.m. (Eastern Daylight Time) to review first quarter 2001 financial results. A live audio webcast of the presentation will be available on www.jpmorganchase.com. In addition, persons interested in listening to the presentation by telephone may dial in at (973) 872-3100.

This presentation contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the risk of adverse movements or volatility in the debt and equity securities markets or in interest or foreign exchange rates or indices; the risk of adverse impacts from an economic downturn; the risk of a downturn in domestic or foreign securities and trading conditions or markets; the risks associated with increased competition; the risks associated with unfavorable political and diplomatic developments in foreign markets or adverse changes in domestic or foreign governmental or regulatory policies; the risk that the merger integration will not be successful or that the revenue synergies and cost savings anticipated from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or in the loss of key employees or may adversely affect relationships with employees, clients or suppliers; the risk that the credit, market, liquidity, and operational risks associated with the various businesses of JPMorgan Chase are not successfully managed; or other factors affecting operational plans. Additional factors that could cause JPMorgan Chase's results to differ materially from those described in the forward-looking statements can be found in the 2000 Annual Report on Form 10-K of J.P. Morgan Chase & Co., filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov).


                                      # # #

                             J.P. MORGAN CHASE & CO.
                              FINANCIAL HIGHLIGHTS
                 (IN MILLIONS, EXCEPT PER SHARE AND RATIO DATA)


                                                                         EXCLUDING JPMORGAN PARTNERS (d)
                                              ------------------------------------------------------------------------------------
                                                     FIRST QUARTER
                                              -------------------------       OVER/(UNDER)         FOURTH QUARTER     OVER/(UNDER)
                                                 2001            2000           1QTR 2000               2000           4QTR 2000
                                              ---------       ---------       ------------         --------------     ------------
OPERATING BASIS(a)
Revenue                                       $   8,437       $   8,422              --              $   7,715             9%
Noninterest Expense                               5,496           5,228              5%                  5,655            (3%)
Credit Costs                                        688             596             15%                    667             3%
Earnings                                          1,463           1,681            (13%)                   906            61%
Diluted Earnings Per Share                         0.71            0.85            (16%)                  0.44            61%
Return on Average Common Equity (b)                17.0%          25.8%           (880)bp                 10.6%          640 bp
Overhead Ratio(c)                                    65              62            300bp                    73          (800)bp
CASH OPERATING BASIS:
Cash Earnings                                 $   1,635       $   1,772             (8%)             $   1,087            50%
Cash Diluted Earnings Per Share                    0.80            0.90            (11%)                  0.53            51%
Shareholder Value Added                             645           1,031            (37%)                   121           433%
Cash Return on Average Common Equity (b)           19.0%          27.2 %          (820)bp                 12.8%          620 bp
Cash Overhead Ratio (c)                              63              61            200bp                    71          (800)bp

                                                                         INCLUDING JPMORGAN PARTNERS (d)
                                              ------------------------------------------------------------------------------------
OPERATING BASIS(a)
Revenue                                       $   8,494       $   9,023            (6%)              $   7,575            12%
Noninterest Expense                               5,598           5,353             5%                   5,742            (3%)
Credit Costs                                        688             596            15%                     667             3%
Earnings                                          1,436           1,988           (28%)                    763            88%
Diluted Earnings Per Share                         0.70            1.01           (31%)                   0.37            89%
Return on Average Common Equity (b)               13.9%            23.8 %         (990)bp                  7.3 %         660 bp
Overhead Ratio(c)                                    66              59            700 bp                   76        (1,000)bp
CASH OPERATING BASIS:
Cash Earnings                                 $   1,613       $   2,081           (22%)              $     949            70%
Cash Diluted Earnings Per Share                    0.78            1.06           (26%)                   0.46            70%
Shareholder Value Added  (e)                        370           1,067           (65%)                   (290)           NM
Cash Return on Average Common Equity (b)           15.6 %          24.9 %         (930)bp                  9.1 %         650 bp
Cash Overhead Ratio  (c)                             64              58            600 bp                   73          (900)bp

---------------------------------------------------------------------------------------------------------------------------------
REPORTED BASIS
Revenue                                       $   8,253       $   8,769             (6%)              $  8,543            (3%)
Noninterest Expense (Excluding Merger
    and Restructuring Costs)                      5,598           5,353             5%                   5,742            (3%)
Merger and Restructuring Costs                      328            --               NM                   1,302           (75%)
Provision for Loan Losses                           447             342             31%                    409             9%
Net Income(f)                                 $   1,199       $   1,988            (40%)              $    708            69%
Net Income Per Share:
     Basic(f)                                 $    0.60       $    1.06            (43%)              $   0.36            67%
     Diluted(f)                                    0.58            1.01            (43%)                  0.34            71%
Cash Dividends Declared                            0.34            0.32              6%                   0.32             6%
Share Price at Period End                         44.90           58.13            (23%)                 45.44            (1%)
Book Value at Period End                          21.17           18.49             14%                  21.17            --
Common Shares Outstanding:
Average Common Shares:
     Basic                                      1,966.6         1,853.0             6%                 1,924.8             2%
     Diluted                                    2,032.2         1,945.1             4%                 2,007.1             1%
Common Shares at Period End                     1,984.2         1,837.5             8%                 1,928.5             3%
Performance Ratios:
Return on Average Total Assets(b)                  0.67 %          1.23 %          (56)bp                 0.40 %          27 bp
Return on Average Common Equity (b)                11.6            23.8         (1,220)bp                  6.8           480 bp
Capital Ratios:
Tier I Capital Ratio                                8.7%(g)         8.5 %           20 bp                  8.5 %          20 bp
Total Capital Ratio                                12.3 (g)        12.2             10 bp                 12.0            30 bp
Tier I Leverage                                     5.4 (g)         5.8            (40)bp                  5.4            -- bp


NOTES: On December 31, 2000, J.P. Morgan & Co. Incorporated ("J.P. Morgan") merged with and into The Chase Manhattan Corporation ("Chase") and became J.P. Morgan Chase & Co. ("JPMorgan Chase" or "the Firm"). The merger was accounted for as a pooling of interests and, accordingly, the information included in this press release reflects the combined results of Chase and J.P. Morgan as if the merger had been in effect for all periods presented. In addition, certain amounts have been reclassified to conform to the current presentation.

(a) Operating Basis excludes the impact of credit card securitizations, merger and restructuring costs and special items. See page 11 for a reconciliation of results on a reported and operating basis.

(b)      Based on annualized amounts.

(c) The overhead ratio is noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding merger and restructuring costs and special items). The cash overhead ratio also excludes the impact of amortization of goodwill and certain other intangibles.

(d) JPMorgan Partners ("JPMP") is JPMorgan Chase's private equity business. See page 8 for its line of business results.

(e) SVA represents operating earnings excluding the amortization of goodwill and certain other intangibles, which results in cash operating earnings, minus preferred dividends and an explicit charge for capital. An integrated cost of capital was implemented during the first quarter of 2001. A 12% cost of capital has been used for all businesses, except JPMP which has a 15% cost of capital. Prior periods have been restated to conform with current methodologies.

(f) Reported basis for the first quarter 2001 includes the cumulative effect of a transition adjustment of $(25) million, net of taxes, related to the adoption of Statement of Financial Accounting Standards ("SFAS") 133 for the accounting for derivative instruments and hedging activities. The impact on each of basic and diluted earnings per share was $(0.01).

(g)      Estimated

NM - Not meaningful

Unaudited

                            J.P. MORGAN CHASE & CO.
                           LINES OF BUSINESS RESULTS

                          (in millions, except ratios)



                                                INVESTMENT BANK                          INVESTMENT MANAGEMENT & PRIVATE BANKING
                                   ------------------------------------------          -------------------------------------------
                                                                     Proforma                                            Proforma
                                               4Q 2000     1Q 2000    1Q 2000                     4Q 2000     1Q 2000    1Q 2000
Operating Basis                    1Q 2001    % Change    % Change   % Change(e)       1Q 2001   % Change   % Change     % Change(e)
-------------------------------    --------   ---------   --------   --------          -------   --------   --------     --------
Investment Banking Fees             $  939       (10%)      (20%)      (24%)                $1     NM         (88%)        (88%)
Trading-Related Revenue              2,085         64%       (1%)       (3%)                22   (31%)        (66%)        (66%)
Fees and Commissions                   457          1%        21%      (13%)               598    (9%)          24%        (10%)
Private Equity Gains                     5         NM       (74%)      (74%)                --     NM           NM           NM
Securities Gains                       166         NM         NM         NM                  7     NM           NM           NM
Other Revenue                           32       (86%)      (66%)      (76%)                46   (26%)        (47%)        (68%)
Net Interest Income                    782         10%         8%         3%               133   (16%)        (19%)        (21%)
                                   --------                                            -------
            Operating Revenue        4,466         21%        --        (7%)               807   (11%)          --         (23%)
Compensation Expense                 1,756        (4%)        --       (10%)               377    (1%)          14%        (11%)
Non Compensation Expense               907       (11%)        16%         8%               305    (9%)          29%           2%
                                   --------                                            -------
Cash Expense                         2,663        (6%)         5%       (4%)               682    (5%)          20%         (6%)
Cash Operating Earnings             $1,060        113%      (10%)      (14%)              $102   (20%)        (32%)        (51%)
                                   ========                                            =======
Average Common Equity              $19,451          1%        18%         4%            $6,082    (3%)         150%           1%

Average Assets(a)                 $514,153          5%        11%         8%           $35,213      2%          37%           2%
Shareholder Value Added (SVA)(b)      $475         NM       (30%)      (29%)              $(81)    29%       (208%)       (412%)
Cash Return on Common Equity          21.9%     1,170  bp   (660) bp   (430) bp            6.6%  (140) bp   (1,780) bp     (720) bp
Cash Overhead Ratio                     60     (1,700) bp    400  bp    200  bp             85    600  bp    1,500  bp    1,600  bp



                                    TREASURY & SECURITIES SERVICES                           JPMORGAN PARTNERS
                                   --------------------------------                    -----------------------------
                                               4Q 2000     1Q 2000                                4Q 2000     1Q 2000
Operating Basis                    1Q 2001    % Change    % Change                     1Q 2001   % Change   % Change
-------------------------------    --------   ---------   --------                     -------   --------   --------
Investment Banking Fees              $   --        NM         NM                           $(1)    NM           NM
Trading-Related Revenue                  (1)       NM         NM                            --     NM           NM
Fees and Commissions                    503         2%         9%                           13   (55%)         (7%)
Private Equity Gains                     --        NM         NM                           132     NM           NM
Securities Gains                         --        NM         NM                            --     NM           NM
Other Revenue                            43      (12%)      (27%)                            2   (91%)       (300%)
Net Interest Income                     362       (2%)         5%                          (89)   (9%)          46%
                                   --------                                            -------
            Operating Revenue           907       (1%)         5%                           57     NM         (91%)
Compensation Expense                    296        16%        10%                           42     40%        (26%)
Non Compensation Expense                334      (10%)       (5%)                           53      6%        (18%)
                                   --------                                            -------
Cash Expense                            630        --          1%                           95     19%        (22%)
Cash Operating Earnings              $  177       (4%)        13%                         $(22)  (84%)       (107%)
                                   ========                                            =======
Average Common Equity               $ 2,853       (2%)       (2%)                       $6,757    (6%)         (6%)

Average Assets(a)                  $ 17,276        --          7%                      $13,167      2%          --
Shareholder Value Added (SVA)(b)       $ 91       (4%)        34%                        $(275)  (33%)          NM
Cash Return on Common Equity           24.9%      (10) bp    360  bp                        NM     NM           NM
Cash Overhead Ratio                      69       100  bp   (300) bp                        NM     NM           NM






                                        RETAIL & MIDDLE MARKET
                                        FINANCIAL SERVICES(d)                                           TOTAL(c)
                                   --------------------------------                    -------------------------------------------
                                                                                                                         Proforma
                                               4Q 2000     1Q 2000                                4Q 2000     1Q 2000    1Q 2000
Operating Basis                    1Q 2001    % Change    % Change                     1Q 2001   % Change   % Change     % Change(e)
-------------------------------    --------   ---------   --------                     -------   --------   --------     --------
Investment Banking Fees             $    4        300%      (20%)                         $941    (10%)       (21%)        (24%)
Trading-Related Revenue                 (8)        NM         NM                         2,116      56%        (4%)         (5%)
Fees and Commissions                   477       (36%)      (41%)                        2,016    (13%)        (5%)        (20%)
Private Equity Gains                    --         NM         NM                           127      NM          NM           NM
Securities Gains                       316        109%        NM                           455     286%         NM           NM
Other Revenue                          167         52%        82%                          251     (3%)       (21%)        (39%)
Net Interest Income                  1,609          3%         8%                        2,588       1%          3%           1%
                                   --------                                            -------
            Operating Revenue        2,565         --          7%                        8,494      12%        (6%)        (12%)
Compensation Expense                   563          3%       (1%)                        3,357       1%          1%         (9%)
Non Compensation Expense               731        (8%)        --                         2,064     (8%)          7%           1%
                                   --------                                            -------
Cash Expense                         1,294        (4%)        --                         5,421     (2%)          3%         (5%)
Cash Operating Earnings             $  443        (1%)        28%                       $1,613      70%       (22%)        (27%)
                                   ========                                            =======
Average Common Equity              $ 8,158        (2%)       (2%)                      $41,265       2%         24%           6%

Average Assets(a)                 $157,275          3%        11%                     $747,677       4%          9%           7%
Shareholder Value Added (SVA)(b)      $197          3%       114%                          370      NM        (65%)        (63%)
Cash Return on Common Equity          21.8%        60  bp    540  bp                      15.6%    650  bp    (930) bp     (680) bp
Cash Overhead Ratio                     50       (200) bp   (400) bp                        64    (900) bp     600  bp      400  bp

-------------------

Notes: JPMorgan Chase has organized itself into five lines of business. All periods are on a comparable basis, although restatements will occur in future periods to reflect further alignment of management accounting policies.


(a) Excludes the impact of credit card securitizations.

(b) SVA is JPMorgan Chase's primary performance measure of its businesses. SVA represents operating earnings excluding the amortization of goodwill and certain other intangibles, which results in cash operating earnings, minus preferred dividends and an explicit charge for capital. An integrated cost of capital was implemented during the first quarter of 2001. A 12% cost of capital has been used for all businesses, except JPMP which has a 15% cost of capital. All prior periods have been restated.

(c) Total column includes Support Units and the effects remaining at the Corporate level after the implementation of management accounting policies.

(d) Retail and Middle Market Financial Services key businesses:

                                      OPERATING REVENUE                       CASH OPERATING EARNINGS
                                ------------------------------             ------------------------------
                                                 % Change                                   % Change
                                            ------------------                         ------------------
                                1Q 2001     4Q 2000    1Q 2000             1Q 2001     4Q 2000    1Q 2000
                                -------     -------    -------             -------     -------    -------
    Cardmember Services          $990        (1%)        8%                 $117       (21%)       24%
    Regional Banking Group        771        (2%)        1%                  139          2%      (3%)
    Home Finance                  344          4%        7%                   83         12%       22%
    Middle Markets                281          5%        3%                   72         16%        7%
    Chase Auto Finance            110          4%       NM                    22         --        NM
    Other                          69         NM        NM                    10         NM        NM



(e) Proforma results assumes that the purchase of Flemings occurred at the beginning of 2000.



NM - Not meaningful
bp - basis points
Unaudited

                             J.P. MORGAN CHASE & CO.
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                     FIRST QUARTER
                                                 --------------------       %     FOURTH QUARTER    %
                                                   2001         2000     CHANGE       2000        CHANGE
                                                 -------      -------    ------   --------------  ------
REVENUE
Investment Banking Fees                          $   941      $ 1,191      (21%)     $ 1,051       (10%)
Trading Revenue                                    2,001        1,971        2%        1,142        75%
Fees and Commissions                               2,065        2,197       (6%)       2,387       (13%)
Private Equity - Realized Gains                      412          392        5%          373        10%
Private Equity - Unrealized Gains (Losses)          (285)         282       NM          (471)      (39%)
Securities Gains (Losses)                            455           (3)      NM           118       286%
Other Revenue                                        246          325      (24%)       1,482       (83%)
                                                 -------      -------                -------
TOTAL NONINTEREST REVENUE                          5,835        6,355       (8%)       6,082        (4%)
                                                 -------      -------                -------
Interest Income                                    9,180        8,440        9%        9,922        (7%)
Interest Expense                                   6,762        6,026       12%        7,461        (9%)
                                                 -------      -------                -------
NET INTEREST INCOME                                2,418        2,414      --          2,461        (2%)
                                                 -------      -------                -------
REVENUE BEFORE PROVISION FOR LOAN LOSSES           8,253        8,769       (6%)       8,543        (3%)
Provision for Loan Losses                            447          342       31%          409         9%
                                                 -------      -------                -------
TOTAL NET REVENUE                                  7,806        8,427       (7%)       8,134        (4%)
                                                 -------      -------                -------

EXPENSE
Compensation Expense                               3,357        3,340        1%        3,310         1%
Occupancy Expense                                    348          308       13%          351        (1%)
Technology and Communications                        654          580       13%          668        (2%)
Merger and Restructuring Costs                       328         --         NM         1,302       (75%)
Amortization of Intangibles                          177           93       90%          186        (5%)
Other Expense                                      1,062        1,032        3%        1,227       (13%)
                                                 -------      -------                -------       ---
TOTAL NONINTEREST EXPENSE                          5,926        5,353       11%        7,044       (16%)
INCOME BEFORE INCOME TAX EXPENSE
AND EFFECT OF ACCOUNTING CHANGE                    1,880        3,074      (39%)       1,090        72%
Income Tax Expense                                   656        1,086      (40%)         382        72%
                                                 -------      -------                -------       ---
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE        $ 1,224      $ 1,988      (38%)     $   708        73%
Net Effect of Change in Accounting Principle         (25)        --         NM          --          NM
                                                 -------      -------                -------       ---
NET INCOME                                       $ 1,199      $ 1,988      (40%)     $   708        69%
                                                 =======      =======                =======       ===

NET INCOME APPLICABLE TO COMMON STOCK            $ 1,178      $ 1,963      (40%)     $   687        71%
                                                 =======      =======                =======       ===
NET INCOME PER SHARE(a)
  Basic                                          $  0.60      $  1.06      (43%)     $  0.36        67%
  Diluted                                        $  0.58      $  1.01      (43%)     $  0.34        71%


(a) Basic and diluted earnings per share has been reduced by $(0.01) in the first quarter of 2001 due to the impact of the adoption of SFAS 133 for the accounting for derivative instruments and hedging activities.

NM - Not meaningful

Unaudited

                             J.P. MORGAN CHASE & CO.
               NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)




                                                                      FIRST QUARTER
                                                                ---------------------------
                                                                                                 %         FOURTH QUARTER      %
NONINTEREST REVENUE                                               2001            2000         CHANGE           2000        CHANGE
                                                                -------          ------        ------      --------------    ------
INVESTMENT BANKING FEES:
   Advisory                                                     $   340          $  362           (6%)         $  407          (16%)
Underwriting and Other Fees                                         601             829          (28%)            644           (7%)
                                                                -------          ------                        ------
Total                                                           $   941          $1,191          (21%)         $1,051          (10%)
                                                                =======          ======                        ======

TRADING-RELATED REVENUE:
Equities                                                        $   577          $  566            2%          $  260          122%
   Debt Instruments                                                 299             398          (25%)            205           46%
Foreign Exchange Revenue                                            249             342          (27%)            259           (4%)
   Interest Rate Contracts, Commodities and Other                   876             665           32%             418          110%
                                                                -------          ------                        ------
      Total Trading Revenue                                     $ 2,001          $1,971            2%          $1,142           75%
Trading-Related NII                                                 115             221          (48%)            214          (46%)
                                                                -------          ------                        ------
Total Trading-Related Revenue                                   $ 2,116          $2,192           (3%)         $1,356           56%
                                                                =======          ======                        ======

FEES AND COMMISSIONS:
Investment Management, Custody and
Processing Services                                             $   974          $  798           22%          $1,008           (3%)
    Credit Card Revenue                                             433             397            9%             460           (6%)
Brokerage and Investment Services                                   363             326           11%             343            6%
Mortgage Servicing Fees, Net of Amortization and Writedowns        (233)            150           NM               21           NM
Other Lending-Related Service Fees                                  130             150          (13%)            143           (9%)
Deposit Service Charges                                             226             221            2%             238           (5%)
Other Fees                                                          172             155           11%             174           (1%)
                                                                -------          ------                        ------
Total                                                           $ 2,065          $2,197           (6%)         $2,387          (13%)
                                                                =======          ======                        ======

OTHER REVENUE:
Gains on Sales of Nonstrategic Assets(a)                        $    --          $   --           --           $1,226         (100%)
Residential Mortgage Origination/Sales Activities                    99              44          125%              59           68%
All Other Revenue                                                   147             281          (48%)            197          (25%)
                                                                -------          ------                        ------
Total                                                           $   246          $  325          (24%)         $1,482          (83%)
                                                                =======          ======                        ======
-----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE

OTHER EXPENSE:
  Professional Services                                         $   295          $  282            5%          $  365          (19%)
   Outside Services                                                 166             159            4%             171           (3%)
Marketing                                                           141             117           21%             173          (18%)
   Travel and Entertainment                                         122             112            9%             143          (15%)
  All Other                                                         338             362           (7%)            375          (10%)
                                                                -------          ------                        ------
Total                                                           $ 1,062          $1,032            3%          $1,227          (13%)
                                                                =======          ======                        ======



(a) Fourth quarter 2000 includes an $827 million gain on the sale of the Hong Kong retail banking business and a $399 million gain on the transfer of the Firm's interest in Euroclear.

NM - Not meaningful

Unaudited

                             J.P. MORGAN CHASE & CO.
                         OPERATING INCOME RECONCILIATION
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                         REPORTED      CREDIT      SPECIAL       OPERATING
                                                         RESULTS        CARD        ITEMS          BASIS
      FIRST QUARTER 2001                                   (a)          (b)          (c)
      --------------------------------------------       --------      ------      -------       ---------
      EARNINGS
      Total Revenue                                      $ 8,253        $241       $    --        $8,494
      Noninterest Expense                                  5,598          --            --         5,598
                                                         -------        ----       -------        ------
      Operating Margin                                     2,655         241            --         2,896
      Credit Costs                                           447         241            --           688
                                                         -------        ----       -------        ------
      Income Before Merger and Restructuring Costs         2,208          --            --         2,208
      Merger and Restructuring Costs                         328          --          (328)           --
                                                         -------        ----       -------        ------
      Income Before Income Tax Expense
       and Effect of Accounting Change                     1,880          --           328         2,208
      Tax Expense                                            656          --           116           772
                                                         -------        ----       -------        ------
      Income Before Effect of Accounting Change            1,224          --           212         1,436
      Net Effect of Change in Accounting Principle           (25)         --            25            --
                                                         -------        ----       -------        ------
      Net Income                                         $ 1,199        $ --       $   237        $1,436
                                                         -------        ----       -------        ------

      NET INCOME PER SHARE
      Basic                                              $ 0.60 (d)                               $ 0.72
      Diluted                                            $ 0.58 (d)                               $ 0.70
      --------------------------------------------------------------------------------------------------

      FIRST QUARTER 2000
      --------------------------------------------
      EARNINGS
      Total Revenue                                      $ 8,769        $254       $    --        $9,023
      Noninterest Expense                                  5,353          --            --         5,353
                                                         -------        ----       -------        ------
      Operating Margin                                     3,416         254            --         3,670
      Credit Costs                                           342         254            --           596
                                                         -------        ----       -------        ------
      Income Before Merger and Restructuring Costs         3,074          --            --         3,074
      Merger and Restructuring Costs                          --          --            --            --
                                                         -------        ----       -------        ------
      Income Before Income Tax Expense                     3,074          --            --         3,074
      Tax Expense                                          1,086          --            --         1,086
                                                         -------        ----       -------        ------
      Net Income                                         $ 1,988        $ --       $    --        $1,988
                                                         -------        ----       -------        ------

      NET INCOME PER SHARE
      Basic                                              $  1.06                                  $ 1.06
      Diluted                                            $  1.01                                  $ 1.01
      --------------------------------------------------------------------------------------------------

      FOURTH QUARTER 2000
      EARNINGS
      Total Revenue                                      $ 8,543        $258       $(1,226)       $7,575
      Noninterest Expense                                  5,742          --            --         5,742
                                                         -------        ----       -------        ------
      Operating Margin                                     2,801         258        (1,226)        1,833
      Credit Costs                                           409         258            --           667
                                                         -------        ----       -------        ------
      Income Before Merger and Restructuring Costs         2,392          --        (1,226)        1,166
      Merger and Restructuring Costs                       1,302          --        (1,302)           --
                                                         -------        ----       -------        ------
      Income Before Income Tax Expense                     1,090          --            76         1,166
      Tax Expense                                            382          --            21           403
                                                         -------        ----       -------        ------
      Net Income                                         $   708        $ --       $    55        $  763
                                                         -------        ----       -------        ------

      NET INCOME PER SHARE
      Basic                                              $  0.36                                  $ 0.39
      Diluted                                            $  0.34                                  $ 0.37
      --------------------------------------------------------------------------------------------------


(a) Represents condensed results as reported in JPMorgan Chase's financial statements.

(b) This column excludes the impact of credit card securitizations. For securitized receivables, amounts that previously would have been reported as net interest income and as provision for loan losses are instead reported as components of noninterest revenue.

(c) Includes merger and restructuring costs and special items. The 2001 first quarter includes $328 million in merger and restructuring expenses. The 2000 fourth quarter includes an $827 million gain on the sale of the Hong Kong retail banking business, a $399 million gain from the transfer of the Firm's interest in Euroclear, $52 million of restructuring costs associated with previously announced relocation initiatives and $1,250 million in merger expenses.

(d) Includes the effect of the accounting change. Excluding the accounting change, basic and diluted net income per share were $0.61 and $0.59, respectively.

Unaudited

                             J.P. MORGAN CHASE & CO.
       CONSOLIDATED BALANCE SHEET AND SELECTED AVERAGE BALANCES AND YIELDS
                                  (IN MILLIONS)

                                                                    MARCH 31,
                                                            --------------------------         %          DECEMBER 31,        %
                                                               2001            2000          CHANGE          2000          CHANGE
                                                            ---------        ---------       ------       ------------     ------
ASSETS
Cash and Due from Banks                                     $  22,371        $  18,159          23%        $  23,972         (7%)
Deposits with Banks                                             7,979            8,190          (3%)           8,333         (4%)
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                            71,147           70,048           2%           69,474          2%
Securities Borrowed                                            37,264           35,027           6%           32,371         15%
Trading Assets:
  Debt and Equity Instruments                                 138,270          124,225          11%          139,249         (1%)
  Derivative Receivables                                       78,907           78,258           1%           76,373          3%
Securities                                                     69,731           72,075          (3%)          73,695         (5%)
Loans (Net of Allowance for Loan Losses of $3,672
 in March 2001, $3,747 in March 2000 and $3,665
 in December 2000)                                            213,116          198,870           7%          212,385         --
Goodwill and Other Intangibles                                 15,351            9,858          56%           15,833         (3%)
Private Equity Investments                                     10,877           11,742          (7%)          11,428         (5%)
Other Assets                                                   48,611           49,594          (2%)          52,235         (7%)
                                                            ---------        ---------                     ---------
  TOTAL ASSETS                                              $ 713,624        $ 676,046           6%        $ 715,348         --
                                                            =========        =========                     =========
LIABILITIES
Deposits:
  Noninterest-Bearing                                          59,686           55,554           7%           62,713         (5%)
  Interest-Bearing                                            212,886          203,441           5%          216,652         (2%)
                                                            ---------        ---------                     ---------
  Total Deposits                                              272,572          258,995           5%          279,365         (2%)
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                            145,703          139,520           4%          131,738         11%
Commercial Paper                                               16,281           15,031           8%           24,851        (34%)
Other Borrowed Funds                                           28,716           16,271          76%           19,840         45%
Trading Liabilities:
  Debt and Equity Instruments                                  52,501           54,633          (4%)          52,157          1%
  Derivative Payables                                          73,312           72,117           2%           76,517         (4%)
Accounts Payable, Accrued Expenses and Other Liabilities
  (Including the Allowance for Credit Losses of $283 in
  March 2001 and in December 2000 and $296 in March 2000)      33,575           33,820          (1%)          40,754        (18%)
Long-Term Debt                                                 42,609           45,825          (7%)          43,299         (2%)
Guaranteed Preferred Beneficial Interests in the Firm's
  Junior Subordinated Deferrable Interest Debentures            4,439            3,688          20%            3,939         13%
                                                            ---------        ---------                     ---------
  TOTAL LIABILITIES                                           669,708          639,900           5%          672,460         --
                                                            ---------        ---------                     ---------
PREFERRED STOCK OF SUBSIDIARY                                     550              550          --               550         --
                                                            ---------        ---------                     ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                                 1,362            1,622         (16%)           1,520        (10%)
Common Stock                                                    1,984            1,625          22%            1,940          2%
Capital Surplus                                                11,569           12,280          (6%)          11,598         --
Retained Earnings                                              28,592           29,848          (4%)          28,096          2%
Accumulated Other Comprehensive Loss                             (120)          (1,266)        (91%)            (241)       (50%)
Treasury Stock, at Cost                                           (21)          (8,513)       (100%)            (575)       (96%)
                                                            ---------        ---------                     ---------
  TOTAL STOCKHOLDERS' EQUITY                                   43,366           35,596          22%           42,338          2%
                                                            ---------        ---------                     ---------
  TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
    AND STOCKHOLDERS' EQUITY                                $ 713,624        $ 676,046           6%        $ 715,348         --
                                                            =========        =========                     =========
----------------------------------------------------------------------------------------------------------------------------------

                                                                   FIRST QUARTER
                                                            --------------------------
                                                                                               %         FOURTH QUARTER       %
                                                               2001            2000          CHANGE           2000         CHANGE
                                                            ---------        ---------       ------      --------------    ------
SELECTED AVERAGE BALANCES:
Loans                                                       $ 219,133        $ 203,693           8%        $ 215,422          2%
Total Interest-Earning Assets                                 547,619          489,236          12%          540,559          1%
Total Assets                                                  730,958          651,596          12%          703,624          4%
Interest-Bearing Deposits                                     216,749          216,462          --           215,147          1%
Total Interest-Bearing Liabilities                            505,438          451,518          12%          498,067          1%
Total Liabilities                                             687,656          616,275          12%          661,180          4%
Common Stockholders' Equity                                    41,265           33,149          24%           40,372          2%
Total Stockholders' Equity                                     42,752           34,771          23%           41,894          2%

SELECTED YIELDS:
Loans                                                            8.27%            7.79%                         8.66%
Total Interest-Earning Assets                                    6.81%            6.96%                         7.31%
Interest-Bearing Deposits                                        4.93%            4.66%                         5.40%
Total Interest-Bearing Liabilities                               5.43%            5.37%                         5.96%
Net Yield on Interest-Earning Assets                             1.80%            2.00%                         1.82%
-------------------------------------------------------

 Unaudited

                             J.P. MORGAN CHASE & CO.
                           CREDIT RELATED INFORMATION
                          (IN MILLIONS, EXCEPT RATIOS)


                                                  MARCH 31,
                                             -------------------                 DECEMBER 31,
CREDIT-RELATED ASSETS                          2001         2000      % CHANGE        2000      % CHANGE
------------------------------------         --------     --------    --------   ------------   --------
COMMERCIAL
Domestic Commercial Loans                    $ 73,046     $ 73,850        (1%)       $ 76,207       (4%)
Foreign Commercial Loans                       40,171       42,538        (6%)         43,253       (7%)
                                             --------     --------                   --------
TOTAL COMMERCIAL LOANS                        113,217      116,388        (3%)        119,460       (5%)
Derivatives and FX Contracts (a)               78,907       78,258         1%          76,373        3%
                                             --------     --------                   --------
TOTAL COMMERCIAL CREDIT-RELATED               192,124      194,646        (1%)        195,833       (2%)
                                             --------     --------                   --------

CONSUMER
Credit Card - Reported                         19,841       14,142        40%          18,501        7%
Credit Card Securitizations (b)                16,625       18,811       (12%)         17,871       (7%)
                                             --------     --------                   --------
Credit Card - Managed                          36,466       32,953        11%          36,372       --
1-4 Family Residential Mortgages               54,431       46,142        18%          50,594        8%
Auto Financings                                21,484       18,572        16%          19,824        8%
Other Consumer (c)                              7,815        7,373         6%           7,671        2%
                                             --------     --------                   --------
TOTAL CONSUMER LOANS                          120,196      105,040        14%         114,461        5%
                                             --------     --------                   --------
TOTAL MANAGED CREDIT-RELATED                 $312,320     $299,686         4%        $310,294        1%
                                             ========     ========                   ========


------------------------------------------------------------------------------------------------------------------------------
                                                   MARCH 31,
                                             -------------------                       DECEMBER 31,
NONPERFORMING ASSETS                          2001         2000      % CHANGE        2000      % CHANGE
                                             ------       ------     --------       ------     --------
COMMERCIAL
Domestic Commercial Loans                    $1,209       $  489        147%        $  821         47%
Foreign Commercial Loans                        428          793        (46%)          613        (30%)
                                             ------       ------                    ------
TOTAL COMMERCIAL LOANS                        1,637        1,282         28%         1,434         14%
Derivatives and FX Contracts                    109           35        211%            37        195%
                                             ------       ------                    ------
TOTAL COMMERCIAL CREDIT-RELATED               1,746        1,317         33%         1,471         19%
                                             ------       ------                    ------

CONSUMER
Credit Card - Reported                           24           37        (35%)           26         (8%)
Credit Card Securitizations (b)                  --           --         NM             --         NM
                                             ------       ------                    ------
Credit Card - Managed                            24           37        (35%)           26         (8%)
1-4 Family Residential Mortgages                257          300        (14%)          273         (6%)
Auto Financings                                  84           74         14%            76         11%
Other Consumer (c)                               12            9         33%             9         33%
                                             ------       ------                    ------
TOTAL CONSUMER LOANS                            377          420        (10%)          384         (2%)
                                             ------       ------                    ------
TOTAL MANAGED CREDIT-RELATED                 $2,123       $1,737         22%        $1,855         14%
                                             ======       ======                    ======
Assets Acquired as Loans Satisfactions          111          106          5%            68         63%
                                             ------       ------                    ------
TOTAL NONPERFORMING ASSETS(d)                $2,234       $1,843         21%        $1,923         16%
                                             ======       ======                    ======


------------------------------------------------------------------------------------------------------------------------------
                                                      FIRST QUARTER                     FIRST QUARTER (e)
                                                     ---------------   FOURTH QUARTER   -----------------   FOURTH QUARTER (e)
NET LOAN CHARGE-OFFS AND RATES                       2001       2000       2000          2001        2000        2000
                                                     ----       ----   --------------    ----        ----   ------------------
COMMERCIAL
Domestic Commercial Loans                            $126       $ 42       $ 88          0.62%       0.20%       0.42%
Foreign Commercial Loans                               22         21         71          0.24%       0.26%       0.77%
                                                     ----       ----       ----
TOTAL COMMERCIAL LOANS                                148         63        159          0.50%       0.22%       0.53%
                                                     ----       ----       ----

CONSUMER
Credit Card - Reported                                218        194        174          4.44%       5.18%       4.27%
Credit Card Securitizations (b)                       241        254        245          5.77%       5.57%       5.40%
                                                     ----       ----       ----
Credit Card - Managed                                 459        448        419          5.05%       5.39%       4.87%
1-4 Family Residential Mortgages                       10          9         10          0.08%       0.08%       0.08%
Auto Financings                                        29         21         26          0.56%       0.45%       0.49%
Other Consumer (c)                                     42         46         40          1.99%       2.31%       1.94%
                                                     ----       ----       ----
TOTAL CONSUMER LOANS                                  540        524        495          1.83%       1.98%       1.74%
                                                     ----       ----       ----
Charge to conform to FFIEC policy revision (f)         --         --         93          NM          NM          NM
                                                     ----       ----       ----
TOTAL MANAGED CREDIT-RELATED                         $688       $587       $747          1.17%       1.06%       1.28%
                                                     ====       ====       ====

 (a)  Charge-offs for derivative receivables are included in trading revenue.

 (b) Represents the portion of JPMorgan Chase's credit card receivables that have been securitized.

 (c) Consists of installment loans (direct and indirect types of consumer finance), student loans and unsecured lines of credit.

 (d) Nonperforming assets have not been reduced for credit protection (single name credit default swaps and collateralized loan obligations) aggregating $107 million related to nonperforming counterparties.

 (e) Annualized.

 (f) In the fourth quarter 2000, JPMorgan Chase incurred a $93 million charge to conform to the Federal Financial Institutions Examination Council's ("FFIEC") revised policy establishing uniform guidelines for the charge-off of consumer loans to delinquent, bankrupt, deceased and fraudulent borrowers. Of this total amount, $12 million related to reported credit cards, $13 million related to securitized credit cards, $35 million related to residential mortgages, $30 million related to auto financings, and $3 million related to other loans.

 NM - Not meaningful.

 Unaudited

                             J.P. MORGAN CHASE & CO.
                                JPMORGAN PARTNERS
                        (DOLLARS AND SHARES IN MILLIONS)


                                                     MARCH 31, 2001             DECEMBER 31, 2000                MARCH 31, 2000
                                                ------------------------      ------------------------      ----------------------
                                                CARRYING                      CARRYING                      CARRYING
                                                 VALUE            COST         VALUE            COST         VALUE          COST
                                                --------       ---------      --------       ---------      --------     ---------
 INVESTMENT PORTFOLIO

 Public Securities (213 companies)(a)           $ 1,611        $   1,018      $ 1,859        $     967      $ 3,845      $   1,148
 Private Direct Securities (983 companies)        7,144            7,318        7,538            7,480        6,193          6,150
 Private Fund Investments (342 funds)             2,122            2,141        2,362            2,379        2,314          2,316
                                                -------        ---------      -------        ---------      -------      ---------
    Total Investment Portfolio                  $10,877        $  10,477      $11,759        $  10,826      $12,352      $   9,614
                                                =======        =========      =======        =========      =======      =========



             PUBLIC SECURITIES INVESTMENTS AT MARCH 31, 2001 (b)
                                                                                                QUOTED
                                                                                                PUBLIC
                                                                SYMBOL           SHARES          VALUE            COST
                                                                ------           --------      ---------         -------
             Triton PCS Holding, Inc.                           TPCS                 20.2      $     674         $   89
             Telecorp PCS                                       TLCP                 11.4            172              8
             Northern Border Partners, L.P.                     NBP                   3.1            114             24
             American Tower Corp.                               AMT                   5.8            107             15
             Fisher Scientific                                  FSH                   3.0            104             27
             Guitar Center Inc.                                 GTRC                  4.7             83             51
             Encore Acquisition Company                         EAC                   6.4             82             44
             Crown Media Holdings Inc.                          CRWN                  2.7             53             40
             Praecis Pharmaceuticals Inc.                       PRCS                  2.5             50             17
             Wesco International, Inc.                          WCC                   4.4             40             47
                                                                                               ---------         ------
                TOP TEN PUBLIC SECURITIES                                                      $   1,479         $  362
             Other Public Securities (203 companies)                                                 703            656
                                                                                               =========         ======
                TOTAL PUBLIC SECURITIES(213 companies)                                         $   2,182         $1,018
                                                                                               =========         ======

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(a)      Publicly traded positions only.

(b) Policy: Public securities held by JPMorgan Partners are marked-to-market at the quoted public value less liquidity discounts, with the resulting unrealized gains/losses included in the income statement. JPMorgan Partners' valuation policy for public securities incorporates the use of these liquidity discounts and price averaging methodologies in certain circumstances to take into account the fact that JPMorgan Partners cannot immediately realize such public quoted values due to the numerous regulatory, corporate and contractual sales restrictions. Private investments are initially carried at cost, which is viewed as an approximation of fair value. The carrying value of private investments is adjusted to reflect valuation changes resulting from unaffiliated party transactions and for evidence of an other-than-temporary decline in value (in which case a realized loss is recorded).

Unaudited


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